January 4, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Brooklyn Federal Bancorp, Inc. (the Company) and under the date of December 22, 2005, we reported on the consolidated financial statements of Brooklyn Federal Bancorp, Inc. as of and for the two years ended September 30, 2005 and 2004. On December 30, 2005 our appointment as principal accountants was terminated. We have read Brooklyn Federal Bancorp, Inc.'s statements included under Item 4.01 of its Form 8-K dated January 1, 2006, and agree with such statements, except that we are not in a position to agree or disagree with Brooklyn Federal Bancorp, Inc.'s statement that the engagement of Beard Miller was approved by the Company's Audit Committee and we are not in a position to agree or disagree with Company's statements in paragraph (b) of item 4.01.


Very truly yours,

/s/ KPMG LLP

New York, NY